CALCULATION EXPLANATION - HYPOTHETICAL CALCULATIONS


Assumptions

Specified Amount                    Spec Amt
Gross Rate                          Gross Rate
M&E                                 M&E
Fund Expenses                       Fund Exp
Net Rate                            (Gross Rate - M&E - Fund Exp) = Net Rate
Insurance risk amount               = (monthly death benefit/1.0040741 -
                                    monthly cash value + monthly policy
                                    admin fee)

Death Benefit

If the death benefit is an Option 1 (level) death benefit, then:

Policy DB @ End of Year x -1 = max (Spec Amt, Policy AV @ EOY x -1 *
                                      corr % x -1)

Policy DB @ End of Year x    = max (Spec Amt, Policy AV @ EOY x * corr % x)


If the death benefit is an Option 2 (increasing) death benefit, then:

Policy DB @ End of Year x -1 = max (Spec Amt + Policy AV @ EOY x -1, Policy
                                      AV @ EOY x-1 * corr % x -1)

Policy DB @ End of Year x    = max (Spec Amt + Policy AV @ EOY x, Policy AV
                                       @ EOY x * corr % x)

Account Value

Roll forward of Account Value (AV) from Policy Year x -1 to Policy Year x = Policy AV @ EOY x -1

Variable          Description                                    Charge Type

+  Premium       Premium, payable annually in 1st                       -
                 policy month of year x

-   PremCharge    Premium charge payable with each              % of premium
                  premium payment

-   Prem Tax      Premium charge payable with each               % of premium
                  premium payment

-   Admin Charge  Administrative charge, payable each
                  policy month of year x                      Monthly $ charge

-   COI           Cost of insurance charges                            -

+  Net Rate       Hypothetical net rate of return                      -

Policy AV @ EOY x =        Policy AV @ EOY (x-1) + Premium - PremCharge -
                           Prem Tax - Admin Charge - COI + Int

To illustrate the return earned on policy account value calculation, the return corresponding to the 1st policy month of year x is calculated as:

Policy Net Rate @ End of Month 1 = (PreRate Policy AV @ EOY (x -1) * ((1+NetRate) ^ (1/12) -1)

         Where    PreRate Policy AV @ EOY (x -1) = Policy AV @ EOY x -1
         +        Premium
         -        PremCharge
         -        Prem Tax
         -        Monthly Admin Charge
         -        1st month COI


Cash Value

Policy CSV @ EOY x -1           =           max (0, Policy AV @
                                            EOY (x -1) - Surrender Charge @ EOY
                                            (x -1))

Policy CSV @ EOY x              =           max (0, Policy AV @ EOY x -
                                            Surrender Charge @ EOY x)